UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-36633	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Epiq Systems, Inc. (“Epiq”) entered into executive employment agreements with each of Tom W. Olofson, Chief Executive Officer, and Brad D. Scott, President and Chief Operating Officer, and into an amended and restated executive employment agreement with Karin-Joyce Tjon, Executive Vice President and Chief Financial Officer (collectively, the “employment agreements”). Ms. Tjon’s amended and restated executive employment agreement amends and restates the executive employment agreement entered into between Epiq and Ms. Tjon effective July 1, 2014. The amended and restated executive employment agreement principally modifies the composition of the separation payment to be received by Ms. Tjon upon termination of her employment (as described below), provides for payments upon termination for death or disability (as described below), and incorporates tax provisions providing for the treatment of payments under the agreement.

The employment agreements contain customary provisions regarding, among other things, confidentiality, non-competition and non-solicitation restrictive covenants. The employment agreements are for indefinite terms but may be terminated by either party at any time subject to the terms and conditions of each agreement, including with “cause” or for “good reason” or upon disability or death of the executives. Each employment agreement sets forth the executive’s right to receive a base salary determined by the compensation committee of the board of directors, eligibility to participate in applicable employee benefit programs to the same extent as members of the Epiq executive management committee are generally eligible, and reimbursement for all reasonable and appropriate expenses actually incurred by the executive in the course of performing the executive’s duties and responsibilities.

Under the employment agreements, if an executive’s employment is terminated by Epiq with “cause” or if the executive resigns without “good reason” (which would include retirement or a voluntary resignation) the executive shall be entitled to receive any accrued obligations, which include unpaid base salary through the date of termination, reimbursement of reasonable and appropriate business expenses, accrued but unused vacation time and all other accrued and vested payments, benefits and fringe benefits to which the executive is entitled up to and including the date of termination. If an executive’s employment is terminated by Epiq without “cause” or if the executive resigns for “good reason”, which in each case has not been cured (if curable) pursuant to the employment agreement, the executive shall be entitled to receive any accrued obligations and a separation payment payable as long as the executive executes and delivers a release to Epiq that has become fully effective in all respects and the executive reaffirms and does not breach certain post-termination obligations contained in the employment agreements and has not breached the release. If an executive’s employment is terminated for disability or death, the executive, or his or her estate, as applicable, shall be entitled to receive any accrued obligations, the right to elect continuation of coverage of insurance benefits to the extent allowed by law, and, in case of termination for disability, a cash amount equal to twelve months’ base salary. In addition, upon termination of employment, treatment of any equity awards will be governed by Epiq’s equity incentive plan, except in Mr. Olofson’s case as described below.

Mr. Olofson’s separation payment includes (i) a cash payment equal to two times the sum of the bonus (as described below) and the base salary or, if termination is upon or follows a “change of control,” three times the sum of the bonus and the base salary; (ii) for twenty-four months from the date of termination or, if termination is upon or follows a change of control, for thirty-six months from the date of termination, monthly payments equal to the total monthly premiums paid by or on behalf of Mr. Olofson for welfare benefit coverage for him and his dependents substantially similar to Epiq’s welfare benefit plans as of the date of termination and life insurance coverage substantially similar to the coverage provided by Epiq during the employment period; (iii) a payment equivalent to, or at the discretion of Mr. Olofson, the continuation of, twenty-four months or, upon if termination is upon a change of control, thirty-six months, of other benefits (e.g., personal use of company-provided transportation and 401(k) matching contributions) to which Mr. Olofson was entitled as of the date of termination; and (vi) for twelve months or, if termination is upon a change of control, for eighteen months, from the date of termination, the continued use of Mr. Olofson’s office in Kansas City, Kansas and executive assistant support. In addition, only if separation is not upon or following a change of control and without “cause” or for “good reason”, any outstanding restricted stock as of the termination date will continue to be owned by Mr. Olofson for a period of twenty-four months from the termination date as if he were still employed by Epiq, and incentive stock options, non-qualified stock options and stock appreciation rights issued to Mr. Olofson and exercisable as of the termination date shall remain exercisable until the earlier of a period of twenty-four months and the expiration of such equity awards. If termination is upon or follows change of control, treatment of any equity awards will be governed by Epiq’s equity incentive plan.

Mr. Scott’s separation payment includes (i) a cash payment equal to the sum of the bonus (as described below) and eighteen months of base salary; and (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Mr. Scott and his dependents under Epiq’s relevant health insurance plans and the monthly premium paid by Mr. Scott for substantially similar health insurance coverage for Mr. Scott and his dependents after the termination date, until the earlier of eighteen months from the termination date or Mr. Scott’s new employment with another person or entity that offers health insurance. If termination of employment is upon or following a “change of control,” Mr. Scott’s separation payment includes (i) a cash payment equal to two times the sum of the bonus and the base salary; (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Mr. Scott and his dependents under Epiq’s relevant health insurance plans and the monthly premium paid by Mr. Scott for substantially similar health insurance coverage for Mr. Scott and his dependents after the termination date, until the earlier of twenty-four months from the termination date or Mr. Scott’s new employment with another person or entity that offers health insurance; (iii) a payment equivalent to, or at the discretion of Mr. Scott, the continuation of twenty-four months of other benefits (e.g., personal use of company-provided transportation, 401(k) matching contributions, and personal insurance premiums) to which Mr. Scott was entitled to as of the termination date; and (iv) a cash amount of $25,000 to assist Mr. Scott with his executive outplacement services.

Ms. Tjon’s separation payment includes (i) a cash payment equal to the sum of the bonus (as described below) and, if the termination date is on or before December 31, 2015, twelve months of base salary, or if the termination date is on or after January 1, 2016, eighteen months of base salary; and (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Ms. Tjon and her dependents under Epiq’s relevant health insurance plans and the monthly premium paid by Ms. Tjon for substantially similar health insurance coverage for Ms. Tjon and her dependents after the termination date, until the earlier of (x) twelve months from the termination date, if the termination date occurs before December 31, 2015, (y) eighteen months from the termination date, if the termination date occurs on or after January 1, 2016, or (z) Ms. Tjon’s new employment with another person or entity that offers health insurance. If termination of employment is upon or following a “change of control,” Ms. Tjon’s separation payment includes (i) a cash payment equal to the sum of, if the termination date is on or before December 31, 2015, eighteen months of base salary and one and a half times the bonus, or if the termination date is on or after January 1, 2016, two times the sum of the bonus and the base salary; (ii) regular monthly payments equal to the difference between the monthly premium rate for health insurance for Ms. Tjon and her dependents under Epiq’s relevant health insurance plans and the monthly premium paid by Ms. Tjon for substantially similar health insurance coverage for Ms. Tjon and her dependents after the termination date, until the earlier of (x) eighteen months from the termination date, if the termination date occurs before December 31, 2015, (y) twenty-four months from the termination date, if the termination date occurs on or after January 1, 2016, or (z) Ms. Tjon’s new employment with another person or entity that offers health insurance; (iii) if the termination date is on or before December 31, 2015, a payment equivalent to, or at the discretion of Ms. Tjon, the continuation of eighteen months of other benefits (e.g., personal use of company-provided transportation, 401(k) matching contributions, and personal insurance premiums ) to which she is entitled as of the termination date, or if the termination date is on or after January 1, 2016, a payment equivalent to, or at the discretion of Ms. Tjon, the continuation of twenty-four months of other benefits to which Ms. Tjon was entitled to as of the termination date; and (iv) a cash amount of $25,000 to assist Ms. Tjon with her executive outplacement services.

Under the employment agreements “bonus” is equal to the greater of (x) the cash value of the most recent annual bonus actually earned pursuant to a bonus arrangement or, (y) in the case of Mr. Olofson, $ 1,500,000, in the case of Mr. Scott, $1,000,000 for each of the fiscal years 2014 and 2015, and, in the case of Ms. Tjon, $300,000 for the fiscal year 2014 and $600,000 for the fiscal year 2015.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the employment agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Executive Employment Agreement, dated as of December 15, 2014, between Epiq Systems, Inc. and Mr. Tom W. Olofson.

10.2	Executive Employment Agreement, dated as of December 15, 2014, between Epiq Systems, Inc. and Mr. Brad D. Scott.

10.3	Amended and Restated Executive Employment Agreement, dated as of December 15, 2014, between Epiq Systems, Inc. and Ms. Karin-Joyce Tjon Sien Fat.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: December 19, 2014

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

5